Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207641 on Form S-8 and Registration Statements No. 333-208265 and 333-208578 on Form S-3 of Franklin Financial Network, Inc. of our report dated March 16, 2017 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Franklin, Tennessee

March 16, 2017